Exhibit 99.1

Yum China Reports Fourth Quarter and Fiscal Year 2018 Results

Fourth quarter total revenues grew 2% or 7% in constant currency;

Fourth quarter total system sales grew 6% and same-store sales grew 2% in constant currency;

Opened 819 gross new stores in 2018

Shanghai, China (January 31, 2019) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the fourth quarter and year ended December 31, 2018. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

Fourth Quarter Highlights

●	Total revenues increased 2% year over year to $1.91 billion from $1.87 billion (7% year over year increase excluding foreign currency translation (“F/X”)).
●	Total system sales grew 6% year over year, with 9% growth at KFC partially offset by a 2% decline at Pizza Hut, excluding F/X.
●	Same-store sales grew 2% year over year, with a 3% increase at KFC and a 4% decrease at Pizza Hut, excluding F/X.
●	Restaurant margin was 11.5%, as compared with 11.6% in the prior year period.
●	Operating Profit increased 77% year over year to $84 million from $47 million (84% year over year increase excluding F/X).
●

Reported an impairment charge of $12 million on intangible assets acquired from DAOJIA.com.cn (“Daojia”). Excluding this special item, Adjusted Operating Profit increased to $96 million from $47 million in the prior year period.

●	Net Income increased to $74 million from a net loss of $107 million in the prior year period.
●

Recognized a tax benefit of $36 million in the fourth quarter 2018 as a result of adjusting the provisional amount of transition tax related to US tax reform previously recorded in fourth quarter 2017. Excluding the one-time tax benefit and the Daojia impairment, Adjusted Net Income decreased 19% to $46 million, primarily driven by the mark to market loss of $27 million on our equity investment in Meituan Dianping.

●

Diluted EPS increased to $0.19 from negative $0.28 in the prior year period. Adjusted Diluted EPS decreased 14% to $0.12 from $0.14 in the prior year period (36% year over year increase excluding the mark to market loss impact of our equity investment in Meituan Dianping).

Full Year Highlights

●	Total revenues increased 8% year over year to $8.42 billion from $7.77 billion (6% year over year increase excluding F/X).
●	Total system sales grew 5% year over year, with 7% growth at KFC partially offset by a 1% decline at Pizza Hut, excluding F/X.
●	Same-store sales increased 1% year over year, with a 2% increase at KFC and a 5% decrease at Pizza Hut, excluding F/X.
●	Restaurant margin was 15.7%, as compared with 16.7% in the prior year.
●

Operating Profit increased 21% year over year to $941 million from $778 million (16% year over year increase excluding F/X). Adjusted Operating Profit increased 10% year over year to $855 million from $775 million (6% year over year increase excluding F/X).

●

Net Income increased 78% to $708 million from $398 million in the prior year (70% year over year increase excluding F/X). Adjusted Net Income increased 9% to $606 million from $559 million in the prior year (4% year over year increase excluding F/X).

●

Effective tax rate was 22.6%. Excluding the adjustment made in the fourth quarter 2018 to the provisional amount of transition tax related to US tax reform previously recorded in 2017, the effective tax rate was 26.5%.

●

Diluted EPS increased 79% to $1.79 from $1.00 in the prior year. Adjusted Diluted EPS increased 9% to $1.53 from $1.40 in the prior year (14% year over year increase excluding the mark to market loss impact of our equity investment in Meituan Dianping).

●	Opened 819 new restaurants during the year, bringing total store count to 8,484 across more than 1,200 cities.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

Key Financial Results

	Fourth Quarter 2018				Full Year 2018
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit
Yum China	+6	+2	+6	+77	+5	+1	+6	+21
KFC	+9	+3	+8	+13	+7	+2	+8	+11
Pizza Hut	(2)	(4)	+2	+40	(1)	(5)	+2	(38)

	Fourth Quarter				Full Year
(in US$ million, except			% Change				% Change
for per share data and percentages)	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Operating Profit	$84	$47	+77	+84	$941	$778	+21	+16
Adjusted Operating Profit[1]	$96	$47	NM	NM	$855	$775	+10	+6
Net Income	$74	$(107)	NM	NM	$708	$398	+78	+70
Adjusted Net Income[1]	$46	$57	(19)	(14)	$606	$559	+9	+4
Basic Earnings Per Common Share	$0.19	$(0.28)	NM	NM	$1.84	$1.03	+79	+71
Adjusted Basic Earnings Per
Common Share[1]	$0.12	$0.15	(20)	(13)	$1.58	$1.44	+10	+5
Diluted Earnings Per Common Share	$0.19	$(0.28)	NM	NM	$1.79	$1.00	+79	+71
Adjusted Diluted Earnings Per
Common Share[1]	$0.12	$0.14	(14)	(7)	$1.53	$1.40	+9	+5

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Yum China’s fiscal fourth quarter 2018 includes October, November and December results.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

Prior period results have been recast for the change of fiscal quarter, same-store sales growth definition and adoption of the new revenue accounting standard.

CEO and CFO Comments

“We achieved a 6% increase in system sales in constant currency during the fourth quarter, marking our ninth consecutive quarter of system sales growth since the spin-off,” said Joey Wat, CEO of Yum China. “This strong growth was led by accelerated new store openings and a robust performance at KFC, which delivered 3% same-store sales growth and 9% system sales growth during the quarter. Although Pizza Hut’s sales remained soft, we are pleased to see same-store traffic growth of 1% and positive trends in customer feedback.”

“In 2018, we aggressively expanded our footprint with 819 new stores across all city tiers, further strengthening our market position and laying a solid foundation for growth. While the macro backdrop is relatively soft, with our resilient business model and leadership in digital and delivery, we are confident that we have the right strategy and capabilities to maintain our growth trajectory and capitalize on the long-term potential of the China market,” added Ms. Wat.

“Our strong sales growth and diligent cost controls across all aspects of our business led to a significant increase in operating profit during the fourth quarter. We also delivered on our commitment to return capital to shareholders with $473 million of share repurchases and cash dividends in 2018, including $191 million in the fourth quarter.” said Jacky Lo, CFO of Yum China. “Looking into 2019, we are well positioned to face potential market softness while recognizing the first quarter of 2019 will be a tough lap given the excellent performance during the past three Chinese New Year holidays.”

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.12 per share on Yum China’s common stock, payable as of the close of business on March 21, 2019 to stockholders of record as of the close of business on February 28, 2019.

●	During the fourth quarter, we repurchased approximately 4.4 million shares of Yum China common stock for $145.3 million at an average price of $32.85 per share.

Digital and Delivery

●

As of December 31, 2018, the KFC loyalty program had over 160 million members and the Pizza Hut loyalty program had over 50 million members, an increase of 50 million and 15 million, respectively, year over year.

●

Mobile payments accounted for 65% of Company sales in the fourth quarter of 2018, an increase of 11 percentage points year over year. Digital payments accounted for 86% of Company sales in the quarter, an increase of 14 percentage points year over year.

●

Delivery contributed to 19% of Company sales in the fourth quarter of 2018, an increase of 3 percentage points year over year. Delivery services are now available in 1,118 cities, up from 900 cities in the prior year period.

New-Unit Development and Asset Upgrade

●	The Company opened 257 new restaurants in the fourth quarter and 819 new restaurants for the full year 2018, driven by development of the KFC brand.
●

The Company remodeled 232 restaurants in the fourth quarter and 931 restaurants for the full year 2018. Over 80% of Yum China’s current store portfolio has been remodeled or built in the past five years.

	New Units		Restaurant Count
	Fourth Quarter	Full Year	As of Year-End
	2018	2018	2018	2017
Yum China	257	819	8,484	7,983
KFC	155	566	5,910	5,488
Pizza Hut	51	157	2,240	2,195
Others[2]	51	96	334	300

2 Others include Little Sheep, East Dawning, Taco Bell and COFFii & JOY.

Restaurant Margin

●

In the fourth quarter of 2018, Yum China restaurant margin was 11.5%, as compared with 11.6% in the prior year period, primarily attributable to wage and commodity inflation and investment in product upgrades and promotions, partially offset by sales leverage, productivity improvement, and other cost savings.

●

In the full year 2018, Yum China restaurant margin was 15.7%, as compared with 16.7% in the prior year, primarily attributable to wage and commodity inflation and investment in product upgrades and promotions, partially offset by sales leverage and productivity improvement.

	Fourth Quarter			Full Year
	2018	2017	% pts change	2018	2017	% pts change
Yum China	11.5%	11.6%	(0.1)	15.7%	16.7%	(1.0)
KFC	14.3%	13.9%	+0.4	17.9%	18.0%	(0.1)
Pizza Hut	4.9%	6.4%	(1.5)	10.3%	13.9%	(3.6)

2019 Outlook

The Company provides the following fiscal year 2019 targets:

●	600 to 650 gross new units
●	Capital expenditures between $450 million and $500 million
●	Effective tax rate below 28%

Conference Call

Yum China’s management will hold an earnings conference call at 7:00p.m. U.S. Eastern Time on Thursday, January 31, 2019 (8:00a.m. Beijing/Hong Kong Time on Friday, February 1, 2019). A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

US:	+1 845 675 0437
Hong Kong:	+852 3018 6771
Mainland China:	400 620 8038 or 800 819 0121
UK:	+44 20 36214779
International:	+65 6713 5090
Passcode:	Yum China

A replay of the conference call will be available two hours after the call ends until 8:00a.m. U.S. Eastern Time on Friday, February 8, 2019 (9:00p.m. Beijing/Hong Kong Time on Friday, February 8, 2019) and may be accessed by phone at the following numbers:

US:	+1 855 452 5696
International:	+61 2 8199 0299
Passcode:	1896449

Additionally, a live webcast and an archived webcast of this conference call will be available at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2019 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans, earnings and performance of Yum China, statements regarding the revitalization of Pizza Hut, anticipated effects of population and macroeconomic trends, statements regarding the capital structure and effective tax rate of Yum China, and beliefs regarding the long-term drivers of Yum China's business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, East Dawning and COFFii & JOY concepts outright. The Company had more than 8,400 restaurants in over 1,200 cities at the end of December 2018. For more information, please visit http://ir.yumchina.com

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Consolidated Statements of Income

(amounts in US$ million, except for per share amounts)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2018	12/31/2017	B/(W)		12/31/2018	12/31/2017	B/(W)
Revenues
Company sales	$1,721	$1,667	3		$7,633	$6,993	9
Franchise fees and income	31	34	(5)		141	141	1
Revenues from transactions with franchisees and unconsolidated affiliates	142	151	(6)		603	599	1
Other revenues	20	20	(3)		38	36	4
Total revenues	1,914	1,872	2		8,415	7,769	8
Costs and Expenses, Net
Company restaurants
Food and paper	551	505	(9)		2,326	2,034	(14)
Payroll and employee benefits	418	406	(3)		1,714	1,543	(11)
Occupancy and other operating expenses	553	562	2		2,394	2,245	(7)
Company restaurant expenses	1,522	1,473	(3)		6,434	5,822	(11)
General and administrative expenses	122	156	21		456	495	8
Franchise expenses	16	17	9		71	71	1
Expenses for transactions with franchisees and unconsolidated affiliates	141	149	5		595	592	(1)
Other operating costs and expenses	12	14	11		29	28	(5)
Closures and impairment expenses, net	26	27	7		41	47	14
Other income, net	(9)	(11)	(23)		(152)	(64)	NM
Total costs and expenses, net	1,830	1,825	—		7,474	6,991	(7)
Operating Profit	84	47	77		941	778	21
Interest income, net	8	9	(5)		36	25	47
Investment loss	(27)	—	NM		(27)	—	NM
Income Before Income Taxes	65	56	16		950	803	18
Income tax benefit (provision)	13	(159)	NM		(214)	(379)	43
Net income – including noncontrolling interests	78	(103)	NM		736	424	74
Net income – noncontrolling interests	4	4	(1)		28	26	(7)
Net Income – Yum China Holdings, Inc.	$74	$(107)	NM		$708	$398	78
Effective tax rate	(20.1)%	285.2%	NM	ppts.	22.6%	47.2%	24.6	ppts.

Basic Earnings (Loss) Per Common Share	$0.19	$(0.28)			$1.84	$1.03
Weighted average shares outstanding (in millions)	380	386			384	387

Diluted Earnings (Loss) Per Common Share	$0.19	$(0.28)			$1.79	$1.00
Weighted average shares outstanding (in millions)	389	386			395	398

Cash Dividends Declared Per Common Share	$0.12	$0.10			$0.42	$0.10

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.0	30.3	(1.7)	ppts.	30.5	29.1	(1.4)	ppts.
Payroll and employee benefits	24.3	24.4	0.1	ppts.	22.5	22.1	(0.4)	ppts.
Occupancy and other operating expenses	32.2	33.7	1.5	ppts.	31.3	32.1	0.8	ppts.
Restaurant margin	11.5%	11.6%	(0.1)	ppts.	15.7%	16.7%	(1.0)	ppts.
Operating margin	4.8%	2.8%	2.0	ppts.	12.3%	11.1%	1.2	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2018	12/31/2017	B/(W)		12/31/2018	12/31/2017	B/(W)
Revenues
Company sales	$1,247	$1,158	8		$5,495	$4,863	13
Franchise fees and income	28	32	(6)		132	134	(1)
Revenues from transactions with franchisees and unconsolidated affiliates	15	18	(17)		63	69	(10)
Total revenues	1,290	1,208	7		5,690	5,066	12
Costs and Expenses, Net
Company restaurants
Food and paper	398	354	(12)		1,679	1,455	(15)
Payroll and employee benefits	288	265	(9)		1,167	1,013	(15)
Occupancy and other operating expenses	384	379	(1)		1,665	1,518	(10)
Company restaurant expenses	1,070	998	(7)		4,511	3,986	(13)
General and administrative expenses	58	55	(7)		193	176	(10)
Franchise expenses	16	16	8		69	69	2
Expenses for transactions with franchisees and unconsolidated affiliates	14	19	16		62	70	8
Closures and impairment expenses, net	4	10	54		10	20	48
Other income, net	(8)	(9)	(9)		(50)	(57)	(11)
Total costs and expenses, net	1,154	1,089	(6)		4,795	4,264	(12)
Operating Profit	$136	$119	13		$895	$802	11
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.8	30.6	(1.2)	ppts.	30.5	29.9	(0.6)	ppts.
Payroll and employee benefits	23.1	22.9	(0.2)	ppts.	21.2	20.8	(0.4)	ppts.
Occupancy and other operating expenses	30.8	32.6	1.8	ppts.	30.4	31.3	0.9	ppts.
Restaurant margin	14.3%	13.9%	0.4	ppts.	17.9%	18.0%	(0.1)	ppts.
Operating margin	11.0%	10.5%	0.5	ppts.	16.3%	16.5%	(0.2)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2018	12/31/2017	B/(W)		12/31/2018	12/31/2017	B/(W)
Revenues
Company sales	$466	$498	(6)		$2,106	$2,090	1
Franchise fees and income	1	—	21		3	2	18
Revenues from transactions with franchisees and unconsolidated affiliates	1	—	62		2	1	12
Total revenues	468	498	(6)		2,111	2,093	1
Costs and Expenses, Net
Company restaurants
Food and paper	151	148	(2)		637	566	(12)
Payroll and employee benefits	128	138	8		538	519	(4)
Occupancy and other operating expenses	165	179	8		715	713	—
Company restaurant expenses	444	465	5		1,890	1,798	(5)
General and administrative expenses	22	30	23		102	108	5
Franchise expenses	—	1	(21)		2	2	(22)
Expenses for transactions with franchisees and unconsolidated affiliates	1	—	(53)		2	1	(10)
Closures and impairment expenses, net	10	18	46		19	27	31
Other income, net	—	—	NM		(2)	—	NM
Total costs and expenses, net	477	514	7		2,013	1,936	(4)
Operating (Loss) Profit	$(9)	$(16)	40		$98	$157	(38)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.4	29.8	(2.6)	ppts.	30.2	27.1	(3.1)	ppts.
Payroll and employee benefits	27.3	27.9	0.6	ppts.	25.5	24.9	(0.6)	ppts.
Occupancy and other operating expenses	35.4	35.9	0.5	ppts.	34.0	34.1	0.1	ppts.
Restaurant margin	4.9%	6.4%	(1.5)	ppts.	10.3%	13.9%	(3.6)	ppts.
Operating margin	(2.0)%	(3.2)%	1.1	ppts.	4.7%	7.5%	(2.8)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Consolidated Balance Sheets

(amounts in US$ million)

(unaudited)

	12/31/2018	12/31/2017
ASSETS
Current Assets
Cash and cash equivalents	$1,266	$1,059
Short-term investments	122	205
Accounts receivable, net	80	79
Inventories, net	307	297
Prepaid expenses and other current assets	177	162
Total Current Assets	1,952	1,802
Property, plant and equipment, net	1,615	1,691
Goodwill	266	108
Intangible assets, net	116	101
Deferred income taxes	89	105
Investments in unconsolidated affiliates	81	95
Other assets	491	385
Total Assets	4,610	4,287
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,199	985
Income taxes payable	54	39
Total Current Liabilities	1,253	1,024
Capital lease obligations	25	28
Other liabilities	355	388
Total Liabilities	1,633	1,440
Redeemable Noncontrolling Interest	1	5
Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 392 million shares and 389 million shares issued at December 31, 2018 and 2017, respectively; 379 million shares and 385 million shares outstanding at December 31, 2018 and 2017, respectively	4	4
Treasury stock	(460)	(148)
Additional paid-in capital	2,402	2,375
Retained earnings	944	397
Accumulated other comprehensive (loss) income	(17)	137
Total Equity – Yum China Holdings, Inc.	2,873	2,765
Noncontrolling interests	103	77
Total Equity	2,976	2,842
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,610	$4,287

Yum China Holdings, Inc.

Consolidated Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year Ended
	12/31/2018	12/31/2017
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$736	$424
Depreciation and amortization	445	409
Closures and impairment expenses	41	47
Gain from re-measurement of equity interest upon acquisition	(98)	—
Investment loss	27	—
Equity income from investments in unconsolidated affiliates	(65)	(65)
Distributions of income received from unconsolidated affiliates	63	45
Deferred income taxes	33	62
Share-based compensation expense	24	26
Changes in accounts receivable	(13)	1
Changes in inventories	(23)	(11)
Changes in prepaid expenses and other current assets	(22)	(15)
Changes in accounts payable and other current liabilities	254	(56)
Changes in income taxes payable	17	3
Other, net	(86)	14
Net Cash Provided by Operating Activities	1,333	884
Cash Flows – Investing Activities
Capital spending	(470)	(415)
Purchases of short-term investments	(604)	(596)
Maturities of short-term investments	680	479
Acquisition of business, net of cash acquired	(91)	(25)
Investment in equity securities	(74)	—
Other, net	7	—
Net Cash Used in Investing Activities	(552)	(557)
Cash Flows – Financing Activities
Repurchase of shares of common stock	(307)	(128)
Cash dividends paid on common stock	(161)	(38)
Dividends paid to noncontrolling interests	(36)	(22)
Other, net	(14)	3
Net Cash Used in Financing Activities	(518)	(185)
Effect of Exchange Rates on Cash and Cash Equivalents	(56)	32
Net Increase in Cash and Cash Equivalents	207	174
Cash and Cash Equivalents – Beginning of Year	1,059	885
Cash and Cash Equivalents – End of Year	$1,266	$1,059

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores. Prior period results have been adjusted accordingly.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million, except for per share amounts)

(unaudited)

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, net, investment loss, depreciation, amortization and other items, including store impairment charges and Special Items. The Special Items consist of impairment on assets acquired from Daojia, gain recognized from the re-measurement of our previously held equity interest in Wuxi KFC at fair value upon acquisition, income from the reversal of contingent consideration previously recorded for a business combination and tax impact from the Tax Cuts and Jobs Act of 2017 (“the Tax Act”), as described in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. In addition, the Company provides Adjusted EBITDA because we believe that investors and analysts may find it useful in measuring operating performance without regard to items such as income tax, interest income, net, investment loss, depreciation, amortization and other items, including store impairment charges. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provide additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter Ended		Year Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Detail of Special Items

Daojia impairment(b)	$(12)	$—	$(12)	$—
Gain from re-measurement of equity interest upon acquisition(c)	—	—	98	—
Income from the reversal of contingent consideration(d)	—	—	—	3
Special Items, Operating Profit	(12)	—	86	3
Tax effect on Special Items(e)	3	—	(21)	—
Impact from the Tax Act(f)	36	(164)	36	(164)
Special Items, net income – including noncontrolling interests	27	(164)	101	(161)
Special Items, net income – noncontrolling interests	(1)	—	(1)	—
Special Items, Net Income –Yum China Holdings, Inc.	$28	$(164)	$102	$(161)
Weighted Average Diluted Shares Outstanding	389	400	395	398
Special Items Diluted Earnings Per Common Share	$0.07	$(0.41)	$0.26	$(0.40)
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$84	$47	$941	$778
Special Items, Operating Profit	(12)	—	86	3
Adjusted Operating Profit	$96	$47	$855	$775
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net Income (Loss) – Yum China Holdings, Inc.	$74	$(107)	$708	$398
Special Items, Net Income –Yum China Holdings, Inc.	28	(164)	102	(161)
Adjusted Net Income – Yum China Holdings, Inc.	$46	$57	$606	$559
Reconciliation of EPS to Adjusted EPS
Diluted Earnings (Loss) Per Common Share	$0.19	$(0.28)	$1.79	$1.00
Special Items Diluted Earnings Per Common Share	0.07	(0.41)	0.26	(0.40)
Adjusted Diluted Earnings Per Common Share	$0.12	$0.14	$1.53	$1.40
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	(20.1)%	285.2%	22.6%	47.2%
Impact on effective tax rate as a result of Special Items	(53.6)%	293.3%	(3.9)%	20.3%
Adjusted effective tax rate	33.5%	(8.2)%	26.5%	26.9%

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income (loss), along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended		Year Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net Income (Loss) – Yum China Holdings, Inc.	$74	$(107)	$708	$398
Net income – noncontrolling interests	4	4	28	26
Income tax (benefit) provision	(13)	159	214	379
Interest income, net	(8)	(9)	(36)	(25)
Investment loss	27	—	27	—
Operating Profit	84	47	941	778
Special Items, Operating Profit	12	—	(86)	(3)
Adjusted Operating Profit	96	47	855	775
Depreciation and amortization	102	108	445	409
Store impairment charges	17	30	40	58
Adjusted EBITDA	$215	$185	$1,340	$1,242

Unit Count by Brand

KFC

	12/31/2017	New Builds	Acquired	Closures	Refranchised	Others	12/31/2018
Company-owned	4,112	443	2	(108)	(9)	157	4,597
Unconsolidated affiliates	891	98	—	(21)	—	(157)	811
Franchise	485	25	(2)	(15)	9	—	502
Total	5,488	566	—	(144)	—	—	5,910

Pizza Hut

	12/31/2017	New Builds	Closures	Refranchised	12/31/2018
Company-owned	2,166	140	(110)	(8)	2,188
Franchise	29	17	(2)	8	52
Total	2,195	157	(112)	—	2,240

Others

	12/31/2017	New Builds	Closures	Refranchised	12/31/2018
Company-owned	29	23	(3)	(2)	47
Franchise	271	73	(59)	2	287
Total	300	96	(62)	—	334

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 12/31/2018	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,247	$466	$7	$1	$—	$1,721
Franchise fees and income	28	1	2	—	—	31
Revenues from transactions with franchisees and unconsolidated affiliates	15	1	7	119	—	142
Other revenues	—	—	21	3	(4)	20
Total revenues	$1,290	$468	$37	$123	$(4)	$1,914
Company restaurant expenses	1,070	444	7	1	—	1,522
General and administrative expenses	58	22	7	35	—	122
Franchise expenses	16	—	—	—	—	16
Expenses for transactions with franchisees and unconsolidated affiliates	14	1	6	120	—	141
Other operating costs and expenses	—	—	13	3	(4)	12
Closures and impairment expenses, net	4	10	—	12	—	26
Other income, net	(8)	—	(1)	—	—	(9)
	1,154	477	32	171	(4)	1,830
Operating Profit (Loss)	$136	$(9)	$5	$(48)	$—	$84

Quarter Ended 12/31/2017	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$1,158	$498	$11	$—	$1,667
Franchise fees and income	32	—	2	—	34
Revenues from transactions with franchisees and unconsolidated affiliates	18	—	11	122	151
Other revenues	—	—	20	—	20
Total revenues	$1,208	$498	$44	$122	$1,872
Company restaurant expenses	998	465	10	—	1,473
General and administrative expenses	55	30	10	61	156
Franchise expenses	16	1	—	—	17
Expenses for transactions with franchisees and unconsolidated affiliates	19	—	9	121	149
Other operating costs and expenses	—	—	14	—	14
Closures and impairment expenses (income), net	10	18	(1)	—	27
Other (income) expenses, net	(9)	—	2	(4)	(11)
Total costs and expenses, net	1,089	514	44	178	1,825
Operating Profit (Loss)	$119	$(16)	$—	$(56)	$47

Year Ended 12/31/2018	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$5,495	$2,106	$31	$1	$—	$7,633
Franchise fees and income	132	3	6	—	—	141
Revenues from transactions with franchisees and unconsolidated affiliates	63	2	24	514	—	603
Other revenues	—	—	39	7	(8)	38
Total revenues	$5,690	$2,111	$100	$522	$(8)	$8,415
Company restaurant expenses	4,511	1,890	32	1	—	6,434
General and administrative expenses	193	102	32	129	—	456
Franchise expenses	69	2	—	—	—	71
Expenses for transactions with franchisees and unconsolidated affiliates	62	2	19	512	—	595
Other operating costs and expenses	—	—	31	6	(8)	29
Closures and impairment expenses, net	10	19	—	12	—	41
Other income, net	(50)	(2)	(2)	(98)	—	(152)
	4,795	2,013	112	562	(8)	7,474
Operating Profit (Loss)	$895	$98	$(12)	$(40)	$—	$941

Year Ended 12/31/2017	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$4,863	$2,090	$40	$—	$6,993
Franchise fees and income	134	2	5	—	141
Revenues from transactions with franchisees and unconsolidated affiliates	69	1	25	504	599
Other revenues	—	—	36	—	36
Total revenues	$5,066	$2,093	$106	$504	$7,769
Company restaurant expenses	3,986	1,798	38	—	5,822
General and administrative expenses	176	108	26	185	495
Franchise expenses	69	2	—	—	71
Expenses for transactions with franchisees and unconsolidated affiliates	70	1	21	500	592
Other operating costs and expenses	—	—	28	—	28
Closures and impairment expenses, net	20	27	—	—	47
Other income (expenses), net	(57)	—	2	(9)	(64)
	4,264	1,936	115	676	6,991
Operating Profit (Loss)	$802	$157	$(9)	$(172)	$778

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Statements of Income.

(1)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Adjusted Measures”.

Notes to the Consolidated Statements of Income, Consolidated Balance Sheets,

Consolidated Statements of Cash Flows and Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million)

(unaudited)

(a)

Amounts presented as of and for the quarter and year ended December 31, 2018 are unaudited, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 may contain updates to the information disclosed in this press release.

(b)

During the year ended December 31, 2018, we recorded an impairment charge of $12 million on intangible assets of the Daojia business. It was included in Closures and impairment expenses in our Consolidated Statement of Income, but was not allocated to any segment for performance reporting purposes. We recorded a tax benefit of $3 million associated with the impairment and allocated $1 million of the after-tax impairment charge to noncontrolling interests.

(c)

As a result of the acquisition of Wuxi KFC in the first quarter of 2018, the Company recognized a gain of $98 million from the re-measurement of our previously held 47% equity interest at fair value, which was not allocated to any segment for performance reporting purposes.

(d)

During the year ended December 31, 2017, we recognized income from the reversal of contingent consideration previously recorded for a business combination as the likelihood of making payment became remote.

(e)	The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.
(f)

The Company incurred an estimated one-time income tax charge of $164 million in the fourth quarter of 2017, as a result of the Tax Act, due to the transition tax on deemed repatriation of accumulated undistributed earnings of foreign subsidiaries, and additional tax related to the revaluation of certain deferred tax assets. In the fourth quarter of 2018, we recognized a tax benefit of $36 million as a result of adjusting the provisional amount of transition tax previously recorded.